                                                                      EXHIBIT 11

                   NATIONAL INTERGROUP, INC. AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 FOR THE YEARS ENDED MARCH 31,
                                                                -------------------------------
                                                                 1994        1993        1992
                                                                -------     -------     -------
Primary
  Earnings
     Income from continuing operations before extraordinary
       item...................................................  $29,512     $   603     $10,671
     Dividends on preferred shares............................  (10,830)     (5,352)     (5,500)
                                                                -------     -------     -------
     Income (loss) from continuing operations applicable to
       common stockholders before extraordinary item..........   18,682      (4,749)      5,171
     Discontinued operations..................................       --          --      25,569
     Extraordinary item.......................................       --          --      (5,837)
                                                                -------     -------     -------
     Earnings (loss) applicable to common stockholders........  $18,682     $(4,749)    $24,903
                                                                =======     =======     =======
  Shares
     Weighted average number of common shares outstanding.....   16,931      19,967      21,444
                                                                =======     =======     =======
  Primary earnings per common share:
     Income (loss) from continuing operations applicable to
       common stockholders before extraordinary item..........  $  1.10     $  (.24)    $   .24
     Discontinued operations..................................       --          --        1.19
     Extraordinary item.......................................       --          --        (.27)
                                                                -------     -------     -------
     Earnings (loss)..........................................  $  1.10     $  (.24)    $  1.16
                                                                =======     =======     =======

                                                                      EXHIBIT 11
                                                                          PAGE 2

                   NATIONAL INTERGROUP, INC. AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 FOR THE YEARS ENDED MARCH 31,
                                                                -------------------------------
                                                                 1994        1993        1992
                                                                -------     -------     -------
Assuming Full Dilution
  Earnings
     Income from continuing operations before extraordinary
       item.................................................... $29,512     $   603     $10,671
     Dividends on non-convertible preferred shares.............  (5,880)
     Dividends on convertible preferred shares (conversion of
       preferred shares would be anti-dilutive)................  (4,950)     (5,352)     (5,500)
                                                                -------     -------     -------
     Income (loss) from continuing operations applicable to
       common stockholders before extraordinary item...........  18,682      (4,749)      5,171
     Discontinued operations...................................      --          --      25,569
     Extraordinary item........................................      --          --      (5,837)
                                                                -------     -------     -------
     Earnings (loss) applicable to common stockholders......... $18,682     $(4,749)    $24,903
                                                                =======     =======     =======
  Shares
     Weighted average number of common shares outstanding......  16,931      19,967      21,444
     Conversion of preferred stock (anti-dilutive).............      --          --          --
     Assuming conversion of National Steel Corporation 4 5/8%
       convertible debentures (anti-dilutive in 1993)*.........      39          --          68
     Additional dilutive effect of outstanding options (as
       determined
       by application of the treasury stock method)............      55          --          --
                                                                -------     -------     -------
     Weighted average number of common shares outstanding as
       adjusted................................................  17,025      19,967      21,512
                                                                =======     =======     =======
  Earnings per common share assuming full dilution:
     Income (loss) from continuing operations applicable to
       common stockholders before extraordinary item........... $  1.10     $  (.24)    $   .24
     Discontinued operations...................................      --          --        1.19
     Extraordinary item........................................      --          --        (.27)
                                                                -------     -------     -------
          Net income (loss)**.................................. $  1.10     $  (.24)    $  1.16
                                                                =======     =======     =======

- - - ---------------

 * The debentures are convertible into the common stock of National Intergroup, Inc.
** This calculation is submitted in accordance with Regulation S-K Item
   601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.